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EXHIBIT 3.2

AMENDED AND RESTATED
BYLAWS
OF
THE MILLS CORPORATION

ARTICLE I
CAPITAL STOCK

        Section 1.1.    Certificates.    Every holder of stock in The Mi11s Corporation (the "Corporation") shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant or Deputy Treasurer or the Secretary or an Assistant or Deputy Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned by (a) a transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

        Section 1.2.    Record Ownership.    A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

        Section 1.3.    Transfer of Record Ownership.    Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefore and a written assignment of the shares evidenced thereby, which certificate shall be cancelled before the new certificate is issued.

        Section 1.4.    Lost Certificates.    Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by polices adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

        Section 1.5.    Transfer Agents; Registrars; Rules Respecting Certificates.    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

        Section 1.6.    Record Date.    The Board of Directors may fix in advance a future date, not exceeding sixty (60) days (nor, in the case of a stockholders' meeting, less than ten (10) days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 2.1.    Annual Meetings.    The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Thursday in the month of May commencing in May, 1995, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without the State of Delaware, as determined by the Board of Directors.

        Section 2.2.    Special Meetings.    Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the General Corporation Law of the State of Delaware, as amended (the "GCL"), special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings may be held at any place, within or without the State of Delaware. Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, stockholders may not require the Board of Directors to call special meetings. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

        Section 2.3.    Notice.    Written notice of each meeting of stockholders, stating the date, hour, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant or Deputy Secretary not less than ten (10) days nor more than sixty (60) days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

        Section 2.4.    List of Stockholders.    A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held, for at least ten (10) days before the meeting and at the place of the meeting during the whole time of the meeting.

        Section 2.5.    Quorum.    Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, the holders of at least a majority of the votes entitled to be cast by the holders of the issued and outstanding stock of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

        Section 2.6.    Organization.    The Chairman of the Board or, in the absence of the Chairman of the Board, the Chairman of the Executive Committee, or, in the absence of the Chairman of the Executive Committee, the Vice Chairman of the Board, or, in the absence of the Vice Chairman, the President, or, in the absence of any of them, any Vice President, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

        Section 2.7.    Stockholder Nominations and Proposals.    Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, (a) no proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article XIII of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified pursuant to clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified pursuant to clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the

Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. Except to the extent the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation are permitted thereby to submit a proposal for a stockholder vote without first filing a written notice thereof, the presiding officer at any stockholders meeting may determine and declare at the meeting that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if he should so determine, he shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

        (b)  Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, only persons who are selected and recommended by the Board of Directors or the Nominating Committee thereof, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7, shall be eligible for election, or qualified to serve, as directors. Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five (5) years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five (5) years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation's capital stock which are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. Except to the extent the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation are permitted thereby to nominate a member of the Board of Directors without filing or delivering a Nomination Notice or any written notice, if the presiding officer at any stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

        (c)  Subject to the right, if any, of the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation pursuant to such resolution or resolutions to nominate members of the Board of Directors without filing a Nomination Notice or to submit proposals at stockholder meetings without filing a Stockholder Proposal, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than sixty (60) days and not more than ninety (90) days prior to the date of the meeting of stockholders if such Nomination Notice or Stockholder Proposal is to be submitted at an annual stockholders meeting (provided, however, that if such annual meeting is called to be held before the date specified in Section 2.1 hereof, such Nomination Notice or Stockholder Proposal shall be so delivered no later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual stockholders meeting was given). Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice or Stockholder Proposal is to be submitted at a special stockholders meeting.

        Section 2.8.    Voting.    Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, by any other provision of the Certificate of Incorporation or by the GCL, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder which is entitled to vote generally in the election of directors. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by the GCL or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

        Section 2.9.    Inspectors.    Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters, the validity of proxies, and may count the votes and declare the result.

ARTICLE III
BOARD OF DIRECTORS

        Section 3.1.    Number and Qualifications.    The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. On the effective date of these Bylaws, the Board of Directors shall consist of nine (9) persons. Unless otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, the number of, retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office, provided that, unless otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, no amendment to the Bylaws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be changed without the approval by at least sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office. If the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation are granted the right to nominate and elect a member or members of the Board of Directors, the Board of Directors shall consist of that number of directors as is authorized pursuant to the preceding sentence plus the number of directors that such holders may nominate and elect.

        Section 3.2.    Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, to the President, or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

        Section 3.3.    Regular Meetings.    Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors.

        Section 3.4.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairman of the Board or the President or at the request in writing of a majority of the members of the Board of Directors then in office.

        Section 3.5.    Notice of Special Meetings.    Notice, of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting, or sent by overnight courier to each director at his designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting), or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least twenty-four (24) hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

        Section 3.6.    Place of Meetings.    The Board of Directors may hold their meetings and have an office or offices outside of Delaware. Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or, if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

        Section 3.7.    Telephonic Meetings and Participation.    Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        Section 3.8.    Action by Directors Without a Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 3.9.    Quorum and Adjournment.    A majority of the number of the directors then holding office shall constitute a quorum. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, that notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

        Section 3.10.    Organization.    The Chairman of the Board, or, in the absence of the Chairman of the Board, the Chairman of the Executive Committee, or, in the absence of the Chairman of the Executive Committee, the Vice Chairman of the Board, or, in the absence of the Vice Chairman of the Board, the President, or in the absence of the President, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

        Section 3.11.    Compensation of Directors.    Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

        Section 3.12.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

        Section 3.13.    Voting.    Except as otherwise provided in the Certificate of Incorporation, these Bylaws and the GCL, all actions taken by the Board of Directors shall be taken by a majority vote of the members then in office.

        Section 3.14.    Conflicts of Interest.    All matters in which a director of the Corporation is an interested party shall require the approval of a majority of the disinterested directors.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

        Section 4.1.    Executive Committee.    Subject to any right to nominate and elect members of the Corporation's Executive Committee granted to the holders of any class or series of Preferred Stock provided for or permitted in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation, the Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate an Executive Committee to consist of three members of the Board of Directors. If the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation are granted the right to nominate and elect a member or members of the Corporation's Executive Committee, the Executive Committee shall consist of those members designated pursuant to the previous sentence by the Board of Directors plus such member or members nominated and elected by such holders.

        Section 4.2.    Vacancies.    Except to the extent otherwise provided for or permitted in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the GCL, a majority of the members of the Board of Directors then in office shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge the Executive Committee or to remove any member thereof, for cause, at any time. If the holders of any class or series of Preferred Stock provided for in a resolution or resolutions adopted pursuant to Article IV of the Certificate of Incorporation are granted the right to nominate and elect a member or members of the Corporation's Executive Committee, such member or members may be removed from the Executive Committee only with the prior written consent of the holder or holders of a majority of shares of the capital stock held by such holders.

        Section 4.3.    Procedure.    Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Board of Directors may determine. The Executive Committee may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board of Directors by a vote of sixty-six and two-thirds percent (66 2/3%) shall by resolution otherwise provide. Unless otherwise provided by the Board of Directors or the Executive Committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors.

        Section 4.4.    Powers.

(a)
Except as otherwise provided by law or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors as may be from time to time delegated by the Board of Directors to the Executive Committee.

(b)
Such powers, however, will not include the power to approve or authorize Disposition of any Project or a Phase of any Project or any matter that cannot be delegated by the Board of Directors to a committee under the GCL.

(c)
For purposes of this Section 4.4 only, the following definitions shall apply:

(i)
"Disposition" shall mean the sale, exchange, assignment, conveyance, lease (other than in the ordinary course of business of The Mills Limited Partnership (the "Partnership")), transfer or other disposition of in any one transaction (a "Disposition") any Property (or Phase of any Property) or all or substantially all of the interests in any Property Partnership owning any Property (or Phase of any Property), or consent to any such act by any Property Partnership if the value of the Property (or Phase of any Property) or interests in the Property Partnership involved in the Disposition exceeds five percent (5%) of the gross assets of the Partnership.

(ii)
"Phase" shall mean a discreet stage of construction of any Property.

  (iii)
  "Property" shall mean any of the super regional outlet malls or community shopping centers owned by any Property Partnership, whether (A) presently constructed and operating, (B) under construction, or (C) consisting of land (and any associated development rights) for construction, which is fully or partially owned (directly or indirectly) by the Partnership.

  (iv)
  "Property Partnership" shall mean any of the partnerships which owned, prior to the formation of the Partnership (and subsequent to such formation to the extent not liquidated), the Properties or Phases thereof.

        Section 4.5.    Nominating Committee.    The Board shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate a Nominating Committee to consist of three (3) members of the Board. The Nominating Committee shall select the nominees for director for the Board of Directors and shall also make recommendations to fill vacancies on the Board of Directors. A majority of the Board of Directors then in office shall have the power to change the membership of the Nominating Committee, to fill vacancies therein or to remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or the Nominating Committee, quorum, voting, and other procedures of the Nominating Committee shall be the same as those applicable to actions taken by the Board of Directors. The Nominating Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

        Section 4.6.    Audit Committee.    The Board shall, by resolution passed by a majority of the members of the Board of Directors then if office, designate an Audit Committee to consist of two (2) members of the Board who are not also officers of the Corporation. The Audit Committee will make recommendations to the Board concerning the engagement of independent public accountants, review with such accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of such accountants and review the adequacy of the Corporation's internal accounting controls. A majority of the Board of Directors then in office shall have the power to change the membership of the Audit Committee (provided that the Audit Committee shall always have at least two members and a majority of its members shall always be members of the Board who are not also officers of the Corporation), to fill vacancies therein or to remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or Audit Committee, quorum, voting, and other procedures of the Audit Committee shall be the same as those applicable to actions taken by the Board of Directors. The Audit Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice hereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

        Section 4.7.    Executive Compensation Committee.    The Board shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate an Executive Compensation Committee to consist of three members of the Board, none of whom shall be eligible to receive awards under any stock option, restricted stock or similar plan of the Corporation except for formula awards. The Executive Compensation Committee shall determine, subject to approval by the Board of Directors, the compensation of the executive officers of the Corporation and shall administer any stock option, restricted stock or similar plan of the Corporation. A majority of the Board of Directors then in office shall have the power to change the membership of the Executive Compensation Committee (provided that no member of the Executive Compensation Committee shall be eligible to receive awards under any stock option, restricted stock or similar plan of the Corporation except for formula awards), to fill vacancies therein or to remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or Executive Compensation Committee, quorum, voting, and other procedures of the Executive Compensation Committee shall be the same as those applicable to actions taken by the Board of Directors. The Executive Compensation Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

        Section 4.8.    Other Committees.    The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

ARTICLE V
OFFICERS

        Section 5.1.    Designation.    The officers of the Corporation shall be a Chairman of the Board of Directors, one or more Vice Chairmans of the Board of Directors, a President, one or more Vice Presidents in such gradations as the Board of Directors may determine, a Treasurer, one or more Assistant or Deputy Treasurers, a Secretary, and one or more Assistant or Deputy Secretaries. The Board of Directors and any member of the Office of the Chairman also may elect or appoint, or provide for the appointment of, such other officers or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation.

        Section 5.2.    Election and Term.    At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

        Section 5.3.    Resignation.    Any officer may resign at any time by giving written notice to any member of the Office of the Chairman or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

        Section 5.4.    Removal.    Any officer may be removed at any time with or without cause by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer.

        Section 5.5.    Vacancies.    A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors pursuant to Section 4.2 herein or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

        Section 5.6.    Chief Executive and Chief Financial Officers.    The President shall initially be the Chief Executive Officer of the Corporation and thereafter, at such time as the Board of Directors shall determine, the Chief Executive Officer shall be such officer as the Board of Directors shall designate from time to time. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors. The Board of Directors shall also designate a Chief Financial Officer. The Chief Financial Officer shall have general authority and supervision over the finances of the Corporation and shall consult with the Chief Executive Officer as to matters within the scope of the authority of the Chief Executive Officer.

        Section 5.7.    Chairman of the Board of Directors.    The Chairman of the Board of Directors shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

        Section 5.8.    Vice Chairman of the Board of Directors.    Any Vice Chairman of the Board of Directors shall, except as otherwise provided in these Bylaws or by the Board of Directors, in the absence of the Chairman, have the powers and perform the duties of the Chairman, and shall have such other powers and perform such other duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

        Section 5.9.    President.    The President shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned from time to time by the Board of Directors.

        Section 5.10.    Vice Presidents.    Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chairman of the Board of Directors, the President or the Board of Directors.

        Section 5.11.    Treasurers.    The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

        Section 5.12.    Assistant or Deputy Treasurer.    Each Assistant or Deputy Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

        Section 5.13.    Secretary.    The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

        Section 5.14.    Assistant or Deputy Secretaries.    Each Assistant or Deputy Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

        Section 5.15.    Compensation of Officers.    The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to the Executive Compensation Committee of the Board of Directors.

        Section 5.16.    Execution of Instruments.    Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

        Section 5.17.    Mechanical Endorsement.    The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

ARTICLE VI
INDEMNIFICATION

        Section 6.1.    Indemnification Provisions in Certificate of Incorporation.    The provisions of this Article VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Section 7.2 of the Certificate of Incorporation. To the extent that this Article VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Article VI.

        Section 6.2.    Undertakings for Advances of Expenses.    If and to the extent the GCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an advancement of expenses) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

        Section 6.3.    Claims for Indemnification.    If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the indemnities has not met the applicable standard of conduct set forth in Section 145 of the GCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the GCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Article VI or otherwise, shall be on the Corporation.

        Section 6.4.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

        Section 6.5.    Severability.    In the event that any of the provisions of this Article VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE VII
MISCELLANEOUS

        Section 7.1.    Seal.    The corporate seal shall have inscribed upon it the name of the Corporation and the words "Corporate Seal" and "Delaware". The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

        Section 7.2.    Waiver of Notice.    Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 7.3.    Voting of Stock Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

        Section 7.4.    Executive Office.    The principal executive office of the Corporation shall be located in Washington, D.C. or such other location as may be specified by the Board of Directors. The books of account and records shall be kept in such office. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Corporation may require.

ARTICLE VIII
AMENDMENT OF BYLAWS

These Bylaws of the Corporation may be amended, altered, changed, adopted and repealed by a vote of the majority of the Board of Directors then in office at any regular or special meeting. The stockholders also shall have the power to amend, alter, change, adopt and repeal the Bylaws of the Corporation at any annual or special meeting subject to the requirements of the Certificate of Incorporation.

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  EXHIBIT 3.2
AMENDED AND RESTATED BYLAWS OF THE MILLS CORPORATION
ARTICLE I CAPITAL STOCK
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV EXECUTIVE AND OTHER COMMITTEES
ARTICLE V OFFICERS
ARTICLE VI INDEMNIFICATION
ARTICLE VII MISCELLANEOUS
ARTICLE VIII AMENDMENT OF BYLAWS